UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2007

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Third Avenue, Suite 2100, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 3, 2007, Visa, Inc. ("Visa") announced the completion of a restructuring performed in preparation for an initial public offering ("IPO") expected to take place in the first quarter of 2008. As a result of this restructuring, EvergreenBancorp, Inc. (the "Company"), a Visa member bank, received its proportionate share of Class USA shares of Visa common stock. In connection with Visa’s planned IPO, it is anticipated that a portion of the shares will be redeemed for cash with the remaining shares to be converted to Class A shares at the later of three years after the IPO or upon settlement of certain litigation. It is expected that Visa will set aside a portion of the proceeds from the IPO into an escrow account for the benefit of member financial institutions to fund any litigation judgments or settlements that may occur.

On November 7, 2007, Visa announced that it had reached a settlement regarding certain litigation involving American Express. On December 21, 2007, Visa filed its annual report on Form 10-K in which it disclosed that, in accordance with Financial Accounting Standard No. 5 ("FAS 5"), it recorded a litigation reserve for a pending lawsuit by Discover Financial Services ("Discover") against Visa. Pursuant to agreements with Visa and its member banks, all member banks are obligated to share in settlement liabilities. In connection with Visa’s litigation settlement with American Express and its FAS 5 litigation reserve recorded for a resolution of a pending lawsuit with Discover, the Company, in accordance with FASB Interpretation No. 45 ("FIN 45") will record in the fourth quarter of 2007 a liability and corresponding expense of approximately $1.4 million, pretax. This is expected to result in an approximate $0.39 reduction in diluted earnings per share.

The Company will not reflect any value for its membership interest in Visa as a result of the Visa restructuring. However, upon the completion of the anticipated IPO, the fair value of the Company’s proportionate Visa interest will be realized, based upon the value of shares utilized to establish the escrow account (limited to the amount of the obligation recorded) and shares redeemed for cash. The Company anticipates that its expected proceeds from Visa’s IPO will more than offset any liabilities related to any Visa litigation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Registrant’s press release dated December 31, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

December 31, 2007	By:	Gordon D. Browning

Name: Gordon D. Browning
Title: Executive VP & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Registrant's press release dated December 31, 2007